Exhibit 10.5

AMENDMENT NO. 3 TO

DISTRIBUTION AND SUPPLY AGREEMENT

This Amendment No. 3 to Distribution and Supply Agreement (this “Amendment”) is made as of November 30, 2010, by and among ViroPharma Incorporated, a Delaware corporation (hereinafter referred to as “Manufacturer”), and Prasco, LLC, an Ohio limited liability company (hereinafter referred to as “Distributor”).

Manufacturer and Distributor are parties to a Distribution and Supply Agreement dated as of November 30, 2007, as amended (the “Supply Agreement”) and wish to amend the Supply Agreement on the terms of this Agreement.

Manufacturer and Distributor agree as follows:

1.	Termination for Delayed Launch. The parties hereby amend Sections 10.2(a) and 10.3(a) of the Supply Agreement to delete the words “December 31, 2010” and substitute in lieu thereof the words “December 31, 2011”.

2.	Subject to the above amendment, the Supply Agreement shall continue on its terms. All references to “this Agreement” in the Supply Agreement shall mean the Supply Agreement as modified hereby and from time to time hereafter. This Amendment may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Amendment has been executed in and will be governed as to validity, interpretation and effect by the laws of the Commonwealth of Pennsylvania, without regard to principles of conflict of laws.

Manufacturer and Distributor have caused this Amendment to be duly executed as of the date first written above.

VIROPHARMA INCORPORATED

By:	/s/ Daniel B. Soland

Name:	Daniel B. Soland
Title:	Vice President and COO

PRASCO, LLC

By:	/s/ Christopher H. Arington

Name:	Christopher H. Arington
Title:	President